Form N-SAR
Semi-Annual Report for Registered
Investment Companies

Registrants Name:
Money Market Obligations Trust

Date of Filing to which
Form SE Relates:
March 31, 2005
Annual Report

Type of Filing:

Form N-SAR

Paralegals Name
Heidi Loeffert
Paralegals Extension No.
4827

PORTFOLIOSERIES NAMES
1

2

3

4

5

6

7

8

9

10

41
TaxFree Instruments Trust


FORM SE Notification Form
N-SAR Exhibit Index
Exhibits to be attached will
 appear in bold-face typ)

77.A.
Are there any exhibits?
Yes:
Y
No:

77.B.
Accountants Report on Internl
 Control    [Annual N-SARs only]
77.C.
Matters Submitted to a Vote of
Securities Holders
77.D.
Policies with Respect to Security
Investments
77.E.
Legal Proceedings
77.F.
Changes in Security for Debt
77.G.
Defaults and Arrears on Senior Securities
77.H.
Changes in Control of Registrant
77.I.
Terms of New or Amended Securities
77.J.
Revaluation of Assets or Restatement
 of Capital Share Account
77.K.
Changes in Registrants Certifying
 Accountant
77.L.
Changes in Accounting and Principles
and Practices
77.M.
Mergers
77.N.
Actions Required to be Reported Pursuant to Rule 2a-7
77.O.
Transactions effected Pursuant to Rule 10f-3
77.P.
Information Required to be Filed Pursuant to
Existing Exemptive Orders
[Arthur Anderson Report on Multiple Classes
 of Shares -- Annual N-SAR Only]
77.Q.
Exhibits



Item 77 -- Form N-SAR


PORTFOLIO/SERIES
NAME:
Tax  Free Instruments Trust


PORTFOLIO/SERIES
NUMBER:
41


REGISTRANTS NAME:
Money Market Obligations Trust






Y or N
77.A.
Is the Registrant filing any of the following
attachments with the current filing
of Form N-SAR?    (Answer for all Series as a group)
Y

NOTE:  If answer is Y mark those items below
 being filed as an attachment
to this form or incorporated by reference.



Filed as an
Attachment?
(Y or N)
B.
Accountants Report on Internal Control
[Annual N-SAR ONLY]
Y
C.
Matters Submitted to a Vote of Securities Holders
N
D.
Policies with Respect to Security Investments
N
E.
Legal Proceedings
Y
F.
Changes in Security for Debt
N
G.
Defaults and Arrears on Senior Securities
N
H.
Changes in Control of Registrant
N
I.
Terms of New or Amended Securities

[Includes additions/deletions of classes to existing portfolios]
N
J.
Revaluation of Assets or Restatement
of Capital Share Account
N
K.
Changes in Registrants Certifying Accountant
N
L.
Changes in Accounting Principles and Practices
N
M.
Mergers
N
N.
Actions Required to be Reported Pursuant to Rule 2a-7
N
O.
Transactions effected Pursuant to Rule 10f-3
N
P.
Information Required to be Filed Pursuant to
 Existing Exemptive Orders
[Includes Arthur Anderson Report on Multiple
 Classes of Shares--ANNUAL
N--SAR ONLY]
N
Q.1)
Exhibits
Y
Q.2)
Any information called for by instructions to sub-item 77Q2
N
Q.3)
Any information called for by instructions to
 sub-item 77Q3
N



 SUB-ITEM 77E:  LEGAL PROCEEDINGS
Like many other mutual fund companies, in September 2003, Federated Investors, Inc., the parent company of the Federated funds advisers and distributor (collectively, Federated), received detailed requests for information on shareholder trading activities in the Federated funds
Fund from the Securities and Exchange
 Commission, the New York State Attorney General, and the National Association of Securities
Dealers. Since that time, Federated has received additional inquiries from regulatory authorities on these and related matters, and more such inquiries may be received in the future.
As a result of these inquiries, Federated and the Funds have conducted an internal investigation of the matters raised, which revealed instances in which a few investors were granted exceptions to Federated internal procedures for limiting frequent transactions and that one of these investors made an additional investment in another
 Federated fund. The investigation has also identified inadequate procedures which permitted a limited number of investors (including
several employees) to engage in undetected frequent trading activities and/or the placement and acceptance of orders to purchase shares of fluctuating net asset value funds after the funds
closing times. Federated has issued a series of press releases describing these matters in greater detail and emphasizing that it is committed to compensating the Funds for any detrimental impact these transactions may have had on them.
  In that regard, on February 3, 2004, Federated and the independent directors of the Funds announced the establishment by Federated of a restoration fund that is intended to cover any such detrimental impact. The press releases and related communications are available in the About Us section of Federateds website www.federatedinvestors.com, and any future press releases on this subject will also be posted there.
Shortly after Federateds first public announcement
 concerning the foregoing matters, and
notwithstanding Federateds commitment to taking remedial actions, Federated and various
Funds were named as defendants in several class action lawsuits now pending in the United
States District Court for the District of Maryland seeking damages of unspecified amounts.
The lawsuits were purportedly filed on behalf of
 people who purchased, owned and/or
redeemed shares of Federated-sponsored mutual
 funds during specified periods beginning
November 1, 1998. The suits are generally similar r in alleging that Federated engaged in illegal and improper trading practices including market timing and late trading in concert with certain institutional traders, which allegedly caused financial injury to the mutual fund shareholders.
Federated and various Funds have also been named as defendants in several additional lawsuits,

the majority of which are now pending in the United
States District Court for the Western
District of Pennsylvania, alleging, among other things, excessive advisory and rule 12b-1 fees, and seeking damages of unspecified amounts.
The board of the Funds has retained the law firm of Dickstein, Shapiro Morin & Oshinsky
LLP to represent the Funds in these lawsuits.
Federated and the Funds, and their respective counsel, are reviewing the allegations and will respond appropriately. Additional lawsuits based upon similar allegations may be filed in the future. The potential impact of these recent lawsuits and future potential similar suits is uncertain. Although we do not believe that these lawsuits will have a material adverse effect on the Funds, there can be no assurance that these suits, the ongoing adverse publicity and/or other developments resulting from the regulatory investigations will not result in increased Fund redemptions, reduced sales of Fund shares, or other adverse consequences for the Funds.


Q1 c
Exhibit X
to the
Distributors Contract

Money Market Obligations Trust

Liberty U.S. Government Money Market Trust
 Class F Shares

	In consideration of the mutual covenants set forth in the Distributors Contract dated
March 1, 1994, between Money Market Obligations
Trust and Federated Securities Corp.,
Money Market Obligations Trust executes and delivers this Exhibit on behalf of the Fund, and with respect to the class of Shares of the Funds, first set forth in this Exhibit.

	Witness the due execution hereof this
1st day of March, 2005.

MONEY MARKET OBLIGATIONS TRUST


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President

FEDERATED SECURITIES CORP.


By:  ./s/ James F. Getz
Name:  James F. Getz
Title:  President  BrokerDealer


Q1 c
EXHIBIT L
to the
Distribution Plan

MONEY MARKET OBLIGATIONS TRUST:

Liberty U.S. Government Money Market Trust
Class C Shares

     This Distribution Plan is adopted by Money
 Market Obligations Trust with respect to the portfolios of the Trust set forth above.
     As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the portfolios of
Money Market Obligations Trust held during the
 month.
     Witness the due execution hereof this
 1st day of March, 2005.


MONEY MARKET OBLIGATIONS TRUST


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President













Current as of:  8/18/94